Exhibit 99.1

Investor Contact:

Erica Abrams, The Blueshirt Group for Borland

415.217.7722

erica@blueshirtgroup.com

Borland Reports Final Financial Results for First Quarter 2006

Cupertino, Calif. – May 15, 2006-- Borland Software Corporation (Nasdaq: BORL), the global leader for Software Delivery Optimization (SDO), today announced final financial results for the first quarter ended March 31, 2006. In addition, the company filed its Quarterly Report on Form 10-Q.

For the first quarter, Borland reported revenue of $69.6 million, GAAP net loss of $8.9 million, or $(0.12) per share, and Non-GAAP net loss of $3.9 million, or $(0.05) per share.

GAAP net loss for the first quarter includes $638,000 related to the amortization of intangibles, $1,589,000 in acquisition and other transaction charges and $2,841,000 of stock-based compensation, including charges related to the implementation of FAS 123(R).

Since the close of the first quarter, Borland completed the acquisition of Segue Software and used approximately $105 million in cash.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland reviews its Non-GAAP consolidated statement of operations, including calculations of Non-GAAP gross net income (loss) and net income (loss) per share, which exclude as applicable severance and restructuring charges, stock-based compensation charges, amortization of intangible and other assets, acquisition-related expenses, acquired in-process research and development expense, gains and losses on sales of investments, and the related tax effect and other tax expense not related to ongoing operations, to evaluate its ongoing operations and to allocate resources within the organization.

Borland's management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland's operating results in a manner that focuses on what management believes to be Borland's ongoing business operations. Management believes that the inclusion of Non-GAAP financial measures provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland's industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland's management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP consolidated statement of operations, including calculations of Non-

GAAP net income (loss) and net income (loss) per share that exclude such charges to have a better understanding of the overall performance of Borland's business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, (iii) disposition of fixed assets, and (iv) other costs associated with terminating contracts, from its Non-GAAP consolidated statement of operations, including its calculations of Non-GAAP net income (loss) and net income (loss) per share. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP. However, Borland's management believes such severance and restructuring charges incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these severance and restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland's management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP financial measures that exclude these charges to have a better understanding of the overall performance of Borland's ongoing business operations and its performance in the periods presented. In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland's ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments and the gains and losses on investments that are ultimately sold or otherwise disposed of may or may not result in a significant cash impact or effect on net income (loss) as measured in accordance with GAAP, but their impact is not directly related to Borland's ongoing business activities in such periods. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provide management with information valuable to allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland's ongoing operations.On January 1, 2006, Borland commenced expensing stock-based compensation in accordance with Financial Accounting Standards Board (FASB) Statement No.123R, Share-Based Payment (SFAS 123R). Prior to January 1, 2006, Borland accounted for stock based compensation plans using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees (APB 25), and its related interpretations. Under the provisions of APB 25, no compensation expense was recognized with respect to purchases of Borland's common stock under its employee stock purchase plan or when stock options were granted with exercise prices equal to or greater than market value on the date of grant. The implementation of SFAS 123R has not had a significant cash impact but has had a significant impact on net income (loss) as measured in accordance with GAAP. Borland believes the examination of both GAAP information that includes the stock-based compensation expense as determined pursuant to SFAS 123R and Non-GAAP measures that exclude such expenses are valuable in comparing Borland's financial performance in comparison to prior periods and in decision making with respect to resource allocation.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is the global leader in Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

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(TABLES TO FOLLOW)

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

ASSETS	March 31,	December 31,
	2006	2005

Cash and cash equivalents and short-term investments	$173,074	$175,078
Accounts receivable, net	48,225	54,405
Property and equipment, net	17,815	17,837
Goodwill and acquired intangibles, net	190,951	191,237
Other assets	25,364	25,973

Total assets	$455,429	$464,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deferred revenues	$52,193	$55,470
Other current liabilities	82,791	81,606

Total current liabilities	134,984	137,076
Other long-term liabilities	14,683	15,514
Stockholders’ equity	305,762	311,940

Total liabilities and stockholders’ equity	$455,429	$464,530

BORLAND SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2006	2005

License and other revenues	$39,395	$43,564
Service revenues	30,177	27,760

Total revenues	69,572	71,324

Cost of license and other revenues	2,231	2,878
Cost of service revenues	13,041	9,381
Amortization of acquired intangibles	525	2,512

Cost of revenues	15,797	14,771

Gross profit	53,775	56,553

Selling, general and administrative	46,204	42,292
Research and development	15,405	14,629
Restructuring, amortization of other intangibles and acquisition-related expenses	1,050	1,095

Total operating expenses	62,659	58,016

Operating loss	(8,884)	(1,463)
Gain on sale of investment	—	4,680
Interest and other income, net	1,342	1,220

Income (loss) before income taxes	(7,542)	4,437
Income tax provision	1,397	943

Net income (loss)	$(8,939)	$3,494

Net income (loss) per share:
Net income (loss) per share—basic	$(0.12)	$0.04
Net income (loss) per share—diluted	$(0.12)	$0.04

Shares used in computing basic net income (loss) per share	76,640	80,373
Shares used in computing diluted net income (loss) per share	76,640	81,590

BORLAND SOFTWARE CORPORATION

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2006			March 31, 2005

	GAAP	Non-GAAP Adjust-ments	Non-GAAP	GAAP	Non-GAAP Adjust-ments	Non-GAAP

Licenses and other revenues	$39,395	$—	$39,395	$43,564	$—	$43,564
Service revenues	30,177	—	30,177	27,760	—	27,760

Total net revenues	69,572	—	69,572	71,324	—	71,324

Cost of licenses and other revenues	2,231	—	2,231	2,878	—	2,878
Cost of service revenues (a)	13,041	(121)	12,920	9,381	(53)	9,328
Amortization of acquired intangibles (b)	525	(525)	—	2,512	(2,512)	—

Cost of revenues	15,797	(646)	15,151	14,771	(2,565)	12,206

Gross profit	53,775	646	54,421	56,553	2,565	59,118

Selling, general and administrative expenses (c)	46,204	(2,896)	43,308	42,292	—	42,292
Research and development expenses (a)	15,405	(476)	14,929	14,629	—	14,629
Restructuring, amortization of other intangibles and acquisition-related expenses (d)	1,050	(1,050)	—	1,095	(1,095)	—

Total operating expenses	62,659	(4,422)	58,237	58,016	(1,095)	56,921

Operating income (loss)	(8,884)	5,068	(3,816)	(1,463)	3,660	2,197
Gain on sale of investment (e)	—	—	—	4,680	(4,680)	—
Interest and other income, net	1,342	—	1,342	1,220	—	1,220

Income (loss) before income taxes	(7,542)	5,068	(2,474)	4,437	(1,020)	3,417
Income tax provision (f)	1,397	—	1,397	943	(25)	918

Net income (loss)	$(8,939)	$5,068	$(3,871)	$3,494	$(995)	$2,499

Net income (loss) per share:
Net income (loss) per share—basic	$(0.12)	$0.07	$(0.05)	$0.04	$(0.01)	$0.03
Net income (loss) per share—diluted	$(0.12)	$0.07	$(0.05)	$0.04	$(0.01)	$0.03

Shares used in computing basic net income (loss) per share	76,640		76,301	80,373		80,373
Shares used in computing diluted net income (loss) per share	76,640		76,301	81,590		81,590

Non-GAAP results for the three months ended March 31, 2006 and 2005 exclude the following items, which are included in Borland’s Consolidated Statements of Operations when presented in accordance with GAAP:

(a)	Stock-based compensation charges
(b)	Amortization of intangible assets resulting from acquisitions
(c)	Stock-based compensation charges and transaction costs relating to the acquisition of Segue and the divestiture of our IDE products
(d)	Restructuring expenses and reversals, amortization of other intangible assets and acquisition-related employee retention expenses
(e)	Gain resulting from the sale of an equity investment
(f)	Income tax effect on Non-GAAP items and other tax expense not related to ongoing operations